Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-194551, 333-219213, 333-217810 and 333-196296 on Form S-3 and Registration Statement No. 333-216988 on Form S-8 of our report dated March 16, 2018, relating to the financial statements of Sutherland Asset Management Corporation and its subsidiaries (the “Company”) appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2017.

New York, New York

March 16, 2018